Exhibit 99.1

            Inamed Reports Second Quarter 2003 Results and
              Announces Debt Retirement and Refinancing


    SANTA BARBARA, Calif.--(BUSINESS WIRE)--July 30, 2003--Inamed
Corporation (Nasdaq:IMDC):

    -- Total sales were $85.8 million, up 20% from $71.7 million in the second quarter 2002

    -- Diluted GAAP earnings per share were $0.56, up 51% from $0.37 in the second quarter 2002

    -- Diluted cash earnings per share were $0.76, excluding accelerated depreciation related to the manufacturing consolidation and special charges, up 41% compared to $0.54 in the second quarter 2002

    -- New credit facility closed with significantly improved terms and $18.3 million of debt retired ahead of scheduled maturity

    Inamed Corporation (Nasdaq:IMDC), a global healthcare company, today announced its financial results for the second quarter 2003 with strong sales and earnings growth. In addition, the Company reported that it retired $18.3 million of its outstanding debt ahead of its scheduled maturity and refinanced its remaining $65 million of debt on significantly improved terms from its previous credit facility.
    "Inamed had another outstanding quarter of double-digit sales growth led by the successful launch of our new human collagen-based products CosmoDerm(TM) and CosmoPlast(TM), the continued growth and acceptance of the Lap-Band(R) System and the success of the saline matrix breast implants in the United States," said Nick Teti, Chairman, President and Chief Executive Officer. "In addition, we made further progress in the development of our pipeline and improved our financial profile with the closing of our credit facility last week."
    Diluted GAAP earnings per share were $0.56 in the second quarter 2003, an increase of 51% over the same period prior year.
    Excluding amortization of intangibles, accelerated depreciation related to Inamed's previously announced manufacturing consolidation program and special charges, diluted cash earnings per share for the second quarter 2003 were up 41% to $0.76 from $0.54 in the second quarter 2002.

    Inamed Businesses

    Total sales for the second quarter 2003 were $85.8 million, up 20% from $71.7 million in the second quarter 2002.

    Inamed Health -- Obesity Intervention

    Worldwide sales of obesity intervention products in the second quarter 2003 were $15.2 million, an increase of 59% over sales in the second quarter 2002.
    Strong sales growth continued in the United States, where Inamed has continued to expand the number of trained surgeons. In addition, the number of lives covered by managed care reimbursement increased during the quarter. The obesity epidemic continues to be a serious and growing healthcare issue worldwide.

    Inamed Aesthetics -- Breast

    Worldwide breast aesthetics product sales in the second quarter 2003 were $47.5 million, an increase of 15% over sales in the second quarter 2002.
    Sales in the United States and Canada benefited from the continued growth in the reconstruction and augmentation markets and from the continued strong market acceptance of the smooth, round saline matrix breast implants.

    Inamed Aesthetics -- Facial

    Worldwide facial aesthetic product sales in the second quarter 2003 were $22.2 million, an increase of 14% over sales in the second quarter 2002.
    This growth was led by the continued success of the launch in the United States and Canada of CosmoDerm and CosmoPlast, our new human collagen-based products, evidenced by the significant adoption by physicians and consumers of this new breakthrough in collagen replacement therapy.

    Research and Development Pipeline

    Inamed increased its strategic investment in research and development expenditures to $5.2 million in the second quarter 2003. These expenditures were in support of the Company's clinical development programs, which continued to progress during the quarter:

    --  Silicone Gel Breast Implants

    The Company's PMA for silicone gel-filled breast implants continues to progress through the regulatory process with the U.S. Food and Drug Administration. Inamed achieved another milestone with the successful FDA pre-approval inspections of the Company's silicone breast implant manufacturing facilities.

    --  Botulinum Toxin Type A

    Inamed and Beaufour Ipsen completed patient follow-up for the phase II study of our neuro-cosmeceutical botulinum toxin type A product that was conducted in the U.S. and Canada. The Company is now analyzing the clinical data and plans to meet with the FDA to review the results and seek approval to begin the Phase III study in late 2003 or early 2004.

    --  Hylaform(R) Dermal Filler

    Inamed is in the final stages of completing the PMA for its hyaluronic acid-based product, Hylaform. The Company expects to submit this application to the FDA in the next few days.

    Financial Results

    During the second quarter 2003, Inamed recorded a 20% increase in sales and continued to achieve solid gross profit margins. These results, together with sustained expense management, resulted in strong growth in operating profit, net income and earnings per share.

    --  Foreign Currency Effect

    Foreign exchange favorably impacted revenue by approximately $3.8 million, principally from the strengthening Euro.

    --  Gross Profit Margin

    The gross profit margin in the second quarter 2003 was 72%, driven by Inamed's product mix and improved operational efficiencies.
Included in the second quarter 2003 cost of sales was $0.9 million of accelerated depreciation expense related to the Company's previously announced manufacturing consolidation program.

    --  Sales, General and Administrative

    The Company's sales, general and administrative (SG&A) expense was $35.8 million or 42% of sales for the second quarter 2003, down from $36.2 million or 50% of sales in the second quarter 2002.
    Excluding a $2.1 million charge related to a potential settlement of a legal dispute dating back to the mid-1990s, SG&A expense was $33.7 million or 39% of sales for the second quarter 2003. In the second quarter 2002, SG&A expense was $31.6 million or 44% of sales, excluding $4.6 million in special charges recorded during the period.

    --  Research and Development

    The research and development expense in the second quarter 2003 was $5.2 million or 6% of sales, compared to $4.3 million in the second quarter 2002. These expenditures were primarily in support of the Company's clinical development programs.

    --  Interest Expense

    Interest expense in the second quarter 2003 was $5.1 million and included a special charge of $3.5 million related to the Company's debt refinancing. Excluding this amount, interest expense would have been $1.6 million in the second quarter 2003, compared to $2.1 million in the second quarter 2002.

    Earnings Per Share

    --  GAAP Earnings per Share

    Inamed reported that diluted GAAP earnings per share were $0.56 in the second quarter 2003, an increase of 51% over $0.37 in the second quarter 2002.

    --  Cash Earnings per Share

    Excluding special charges, Inamed reported diluted cash EPS of $0.76 for the second quarter 2003, an increase of 41% over $0.54 in the second quarter 2002. Diluted cash earnings per share for the second quarter 2003 exclude:

        -- $3.5 million or $0.09 per share of special charges related to its debt refinancing;

        -- $2.1 million or $0.06 per share of special charges related to a potential legal settlement;

        -- $1.0 million or $0.03 per share of amortization of intangibles; and

        -- $0.9 million or $0.02 per share of accelerated depreciation expense related to the Company's previously announced manufacturing consolidation.

    Special Charges

    --  Debt Refinancing and Related Special Charge

    Inamed also announced that it retired $18.3 million of debt ahead of its scheduled maturity and that it refinanced its remaining $65.0 million of debt under improved terms including extending the maturity, increasing the size of the revolving credit facility and lowering the interest rates on borrowings.
    Related to this transaction, the Company retired an "out of the money" interest rate swap agreement, resulting in a charge of $3.5 million, which was recorded in the second quarter 2003. In addition, the Company will record a non-cash charge of $1.2 million for the unamortized debt issuance fees on the retired credit facility in the third quarter 2003.
    The terminated interest rate swap agreement had fixed the interest rate at 9.82% on $39.8 million of debt. The borrowings under the new credit facility will bear an interest rate of LIBOR (London Inter Bank Offering Rate) plus 2.25%, approximately 3.5% at present.

    --  Legal Issue and Related Special Charge

    Inamed also announced that it has agreed in principle to settle its litigation with Sager et al. involving alleged misleading advertising that originated in the mid-1990s. As a result, the Company recorded a special charge of $2.1 million which was included in its SG&A expense for the quarter. This agreement in principle is subject to the negotiation and execution of a formal settlement agreement and approval by the court.

    Conference Call

    As previously announced, Inamed will host a conference call today to discuss its second quarter 2003 financial results and key strategic research and development programs at 4:30 p.m. Eastern Daylight Time. Live audio of the conference call will be simultaneously broadcast over the Internet and will be available to members of the news media, investors and the general public. The conference call is expected to last one hour. The event can be accessed via the Internet by going to Inamed's website, www.inamed.com. The event will be archived and available for replay for seven days after the conference call.
    The conference call may contain forward-looking financial information. The conference call will include a discussion of "non-GAAP financial measures" as that term is defined in Regulation G. The most directly comparable GAAP financial measures and information reconciling these non-GAAP financial measures to the Company's financial results prepared in accordance with GAAP, as well as the other material financial and statistical information to be discussed on the conference call, will be posted on the Company's website at www.inamed.com.

    Note Regarding Use of Non-GAAP Financial Measures

    Certain of the information set forth herein, including diluted cash EPS, may be considered non-GAAP financial measures. Inamed believes this information is useful to investors because it provides a basis for measuring the Company's available capital resources, the operating performance of the Company's business and the Company's cash flow, excluding non-recurring items that would normally be included in the most directly comparable measures calculated and presented in accordance with generally accepted accounting principles. The Company's management uses these non-GAAP financial measures along with the most directly comparable GAAP financial measures in evaluating the Company's operating performance and capital resources and cash flow. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as reported by the Company may not be comparable to similarly titled amounts reported by other companies.

    About Inamed Corporation

    Inamed (Nasdaq:IMDC) is a global healthcare company with over 25 years of experience developing, manufacturing and marketing innovative, high-quality, science-based products. Current products include breast implants for aesthetic augmentation and for reconstructive surgery; a range of dermal products to treat facial wrinkles; and minimally invasive devices for obesity intervention, including the Lap-Band System for morbid obesity. The Company's website is www.inamed.com.

    Forward-Looking Statements

    This press release contains, in addition to historical information, forward-looking statements. Such statements are based on management's current estimates and expectations and are subject to a number of uncertainties and risks that could cause actual results to differ materially from those described in the forward-looking statements. Inamed is providing this information as of July 30, 2003, and expressly disclaims any duty to update information contained in this press release.
    This press release contains projections and other forward-looking statements, including, without limitation, express and implied statements regarding Inamed's anticipated sales, operating results, expenses, capital expenditures, research and development, manufacturing consolidation, product development and regulatory approval, debt financing and legal settlements. These forward-looking statements involve risks and uncertainties which could cause actual results to differ materially from those expressed or implied here. Readers are referred to the documents filed by Inamed with the Securities and Exchange Commission, specifically the most recent reports which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements, including but not limited to: exposure to product liability and intellectual property claims; exposure to liabilities that may not be adequately covered by insurance or for which there is no insurance; potential negative publicity concerning product safety; potential fluctuations in quarterly and annual results; the effect of changing accounting and public reporting rules and regulations; volatility of Inamed's stock price; changes in the economy and consumer spending; competition from existing and/or new products; failure or delay of clinical trials; uncertainty in receiving timely regulatory approval or market acceptance for new products; dependence on a single supplier for each of Inamed's silicone raw materials and bovine and human collagen-based products; failure to protect Inamed's intellectual property; adverse changes in the regulatory or legislative environment (both in the U.S. and internationally) affecting our business; and failure of our collaborative partners to perform. The information contained in this press release is a statement of Inamed's present intention, belief or expectation and is based upon, among other things, the existing regulatory environment, industry conditions, market conditions and prices, the economy in general and Inamed's assumptions. Inamed may change its intention, belief or expectation, at any time and without notice, based upon any changes in such factors, in Inamed's assumptions or otherwise. Inamed undertakes no obligation to review or confirm analysts' expectations or estimates or to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.
    By including any information in this press release, Inamed does not necessarily acknowledge that disclosure of such information is required by applicable law or that the information is material.



                 INAMED CORPORATION AND SUBSIDIARIES
                CONDENSED CONSOLIDATED BALANCE SHEETS
                             (unaudited)
                            (in millions)
                                                 June 30, December 31,
                                                   2003       2002
Assets
  Current assets:
    Cash and cash equivalents                     $85.0       $39.3
    Trade accounts receivable, net of allowances
     of $14.3 and $11.0 in 2003 and 2002,
     respectively                                  54.9        45.4
    Inventories                                    44.0        43.0
    Prepaid expenses and other current assets      27.5        28.2
      Total current assets                        211.4       155.9

  Property and equipment, net                      47.9        48.4
  Other assets                                    231.9       235.1

      Total Assets                               $491.2      $439.4

Liabilities and Stockholders' Equity
  Current liabilities                             $97.6       $74.5
  Non-current liabilities                         109.4       132.2
  Stockholders' equity                            284.2       232.7

      Total Liabilities and Stockholders' Equity $491.2      $439.4


                 INAMED CORPORATION AND SUBSIDIARIES
                  CONSOLIDATED STATEMENTS OF INCOME
                             (unaudited)
                  (millions, except per share data)

                                                   Three      Three
                                                   Months     Months
                                                   Ended      Ended
                                                  June 30,   June 30,
                                                    2003       2002

Net sales                                          $85.8      $71.7
Cost of goods sold                                  24.1       19.5
  Gross profit                                      61.7       52.2
Operating expenses:
  Selling, general and administrative               35.8       36.2
  Research and development                           5.2        4.3
  Amortization of intangible assets and non-cash
   compensation                                      1.0        1.3
    Total operating expenses                        42.0       41.8
Operating income                                    19.7       10.4
Other income (expense):
  Net interest expense and debt costs               (5.1)      (2.1)
  Foreign currency transaction gains                 0.4        0.4
  Royalty income and other                           1.1        1.3
    Total other expense                             (3.6)      (0.4)
Income before income tax expense                    16.1       10.0
Income tax expense                                   3.3        1.8
Net income                                         $12.8       $8.2

Net income per share of common stock:
  Basic EPS                                        $0.57      $0.40
  Diluted EPS                                      $0.56      $0.37
Weighted average shares outstanding:
  Basic                                             22.5       20.7
  Diluted                                           23.0       22.0

Note: Certain items in the prior year consolidated financial statements have been reclassified to conform with the current year presentation.


                 INAMED CORPORATION AND SUBSIDIARIES
                  CONSOLIDATED STATEMENTS OF INCOME
                             (unaudited)
                  (millions, except per share data)

                                                Six Months  Six Months
                                                   Ended       Ended
                                                  June 30,   June 30,
                                                    2003       2002

Net sales                                         $161.3     $134.9
Cost of goods sold                                  45.5       38.1
  Gross profit                                     115.8       96.8
Operating expenses:
  Selling, general and administrative               67.0       63.4
  Research and development                          10.8        7.4
  Amortization of intangible assets and non-cash
   compensation                                      2.0        2.7
    Total operating expenses                        79.8       73.5
Operating income                                    36.0       23.3
Other income (expense):
  Net interest expense and debt costs               (6.9)      (4.9)
  Foreign currency transaction gains                 0.6        0.9
  Royalty income and other                           2.1        2.6
    Total other expense                             (4.2)      (1.4)
Income before income tax expense                    31.8       21.9
Income tax expense                                   7.1        5.4
Net income                                         $24.7      $16.5

Net income per share of common stock:
  Basic EPS                                        $1.11      $0.80
  Diluted EPS                                      $1.09      $0.76
Weighted average shares outstanding:
  Basic                                             22.3       20.5
  Diluted                                           22.7       21.8

Note: Certain items in the prior year consolidated financial statements have been reclassified to conform with the current year presentation.


                 INAMED CORPORATION AND SUBSIDIARIES
                        SALES BY PRODUCT LINE
                             (unaudited)
                              (millions)

                           Three Months      Three Months
                              Ended              Ended        Growth
                          June 30, 2003      June 30, 2002    Rates
Sales by product line
Breast aesthetics             $47.5              $41.5         15 %
Facial aesthetics              22.2               19.6         14 %
Health                         15.2                9.5         59 %
Other (a)                       0.9                1.1        (18)%
Total                         $85.8              $71.7         20 %

(a) Other includes ongoing sales to other medical manufacturers
(principally sales of Contigen(R))


                 INAMED CORPORATION AND SUBSIDIARIES
                        SALES BY PRODUCT LINE
                             (unaudited)
                              (millions)

                            Six Months        Six Months
                              Ended              Ended        Growth
                          June 30, 2003      June 30, 2002    Rates
Sales by product line
Breast aesthetics             $89.9              $78.6         14 %
Facial aesthetics              40.0               36.1         11 %
Health                         29.2               17.4         68 %
Other (a)                       2.2                2.8        (21)%
Total                        $161.3             $134.9         20 %

(a) Other includes ongoing sales to other medical manufacturers
(principally sales of Contigen(R))


                 INAMED CORPORATION AND SUBSIDIARIES
                  EARNINGS PER SHARE RECONCILIATION
                             (unaudited)
                  (millions, except per share data)

                                                     Three     Three
                                                     Months    Months
                                                     Ended     Ended
                                                    June 30,  June 30,
                                                      2003      2002
Earnings for per share calculations
  Net income                                          $12.8      $8.2
  Deductible amortization and non-cash compensation     1.0       1.3
    Tax effect                                         (0.4)     (0.5)
  Accelerated depreciation (a)                          0.9         -
    Tax effect                                         (0.3)        -
  Special charges (b)                                   5.6       4.6
    Tax effect                                         (2.2)     (1.8)
  Cash earnings excluding special charges             $17.4     $11.8

Earnings per share
  Diluted EPS                                         $0.56     $0.37
  Amortization and non-cash compensation, net of tax   0.03      0.04
  Accelerated depreciation, net of tax                 0.02         -
  Special charges, net of tax (c)                      0.15      0.13
  Cash EPS excluding special charges                  $0.76     $0.54

NOTE: Tax effects in 2003 and 2002 were computed at 40%.

(a) Accelerated depreciation is related to the manufacturing consolidation and is recorded in cost of goods sold.

(b) Special charges include the following:

   Litigation settlement (included in SG&A)            $2.1        $-
   Interest rate swap charges (included in net
    interest expense)                                   3.5         -
   Investment impairment (included in SG&A)               -       3.0
   Inventory impairment (included in SG&A)                -       0.3
   Sales tax liability (included in SG&A)                 -       1.3
                                                       $5.6      $4.6

(c) Earnings per share impact of special charges

   Litigation settlement (included in SG&A)           $0.06        $-
   Interest rate swap charges (included in net
    interest expense)                                  0.09         -
   Investment impairment (included in SG&A)               -      0.08
   Inventory impairment (included in SG&A)                -      0.01
   Sales tax liability (included in SG&A)                 -      0.04
                                                      $0.15     $0.13


                 INAMED CORPORATION AND SUBSIDIARIES
                  EARNINGS PER SHARE RECONCILIATION
                             (unaudited)
                  (millions, except per share data)

                                                      Six       Six
                                                     Months    Months
                                                     Ended     Ended
                                                    June 30,  June 30,
                                                      2003      2002
Earnings for Per Share Calculations
  Net income                                          $24.7     $16.5
  Deductible amortization and non-cash compensation     2.0       2.7
    Tax effect                                         (0.8)     (1.1)
  Accelerated depreciation (a)                          1.8         -
    Tax effect                                         (0.7)        -
  Special charges (b)                                   5.6       5.7
    Tax effect                                         (2.2)     (2.2)
  Cash earnings excluding special charges             $30.4     $21.6

Earnings Per Share
  Diluted EPS                                         $1.09     $0.76
  Amortization and non-cash compensation, net of tax   0.05      0.07
  Accelerated depreciation, net of tax                 0.05         -
  Special charges, net of tax (c)                      0.15      0.16
  Cash EPS excluding special charges                  $1.34     $0.99

NOTE: Tax effects in 2003 and 2002 were computed at 40%.

(a) Accelerated depreciation is related to the manufacturing consolidation and is recorded in cost of goods sold.

(b) Special charges include the following:

   Litigation settlement (included in SG&A)            $2.1      $1.1
   Interest rate swap charges (included in net
    interest expense)                                   3.5         -
   Investment impairment (included in SG&A)               -       3.0
   Inventory impairment (included in SG&A)                -       0.3
   Sales tax liability (included in SG&A)                 -       1.3
                                                       $5.6      $5.7

(c) Earnings per share impact of special charges

   Litigation settlement (included in SG&A)           $0.06     $0.03
   Interest rate swap charges (included in net
    interest expense)                                  0.09         -
   Investment impairment (included in SG&A)               -      0.08
   Inventory impairment (included in SG&A)                -      0.01
   Sales tax liability (included in SG&A)                 -      0.04
                                                      $0.15     $0.16



    CONTACT: Inamed Corporation
             Robert S. Vaters, 805-692-5420